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                                                                    Exhibit 10.1

                                    SUBLEASE
                                    --------

     THIS SUBLEASE (herein called "Sublease") is dated for reference purposes as of January 31, 2002 and is made by and between Art Technology Group, Inc., a Delaware corporation (herein called "Sublandlord") and Essential Therapeutics, Inc., a Delaware corporation (herein called "Subtenant"). Sublandlord and Subtenant hereby agree as follows:

     1. Recitals: This Sublease is made with reference to the fact that Fourth
        --------
Avenue, LLC, a Massachusetts limited liability company, as Landlord (herein called "Master Landlord"), and Sublandlord, as Tenant, are parties to a certain Lease dated May 24, 2000, as amended by that certain Amendment Number One dated September 14, 2000 (herein collectively called "Prime Lease"), with respect to those certain premises consisting of approximately forty two thousand (42,000) rentable square feet (therein called the "Premises") located in that certain building (herein called "Building") in the City of Waltham, Massachusetts located at 78-84 Fourth Avenue, as outlined on Exhibit "A" and Exhibit "B" to
                                               -----------     -----------
the Prime Lease, a copy of which is attached hereto as Schedule "A". Capitalized
                                                       -----------
terms used and not defined herein shall have the meaning ascribed to them in the Prime Lease. In connection with said Prime Lease, Sublandlord covenants with Subtenant to pay all Base Rent and Additional Rent which is due and payable under the Prime Lease to the Master Landlord but such covenant by Sublandord to Subtenant shall not include any rents due and/or payable under the Prime Lease which are a result of, or in connection with, or arising out of, Subtenant's breach of the Prime Lease and/or this Sublease, or as a result of, or in connection with, or arising out of, Subtenant's negligence, omission or malfeasance under this Sublease and/or under the Prime Lease.

     2. Subleased Premises:  Subject to the terms and conditions of this
        ------------------
Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Premises as more particularly described in said Prime Lease, including Exhibit "A" and Exhibit "B" attached thereto and
                               -----------     -----------
incorporated herein by reference (hereinafter called the "Subleased Premises").

     3. Term:
        ----
           A. Term. The term (herein called the "Term") of this Sublease shall
              ----
be for the period commencing on the date by which Sublandlord delivers the Subleased Premises to Subtenant, which date shall not be later than February 5 , 2002 (herein called the "Commencement Date") and ending March 31, 2009, unless this Sublease is sooner terminated pursuant to its terms or the Prime Lease is sooner terminated pursuant to its terms (herein called the "Expiration Date").

           B. No Option to Extend. Notwithstanding anything to the contrary
              -------------------
herein or in the Prime Lease, Subtenant shall have no options or rights to extend the Term of this Sublease or expand the Subleased Premises.

     4. Rent:
        ----
           A. Base Rent. Commencing on the Commencement Date and continuing each
              ---------
month thereafter, but nonetheless subject to Subsection C. and Subsection D. below, Subtenant shall pay to Sublandlord as base rent for the Subleased Premises equal monthly installments of (A) fifty

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seven thousand seven hundred fifty dollars ($57,750) (i.e., sixteen dollars and fifty cents per square foot per annum) during the twenty four and one half (24.5) month period commencing Commencement Date through January 31, 2004; (B) fifty-nine thousand five hundred dollars ($59,500) (i.e., seventeen dollars per square foot per annum) during the twenty four (24) month period commencing February 1, 2004 through January 31, 2006; and (C) sixty six thousand five hundred dollars ($66,500) (i.e., nineteen dollars per square foot per annum) during the thirty eight (38) month period commencing January 31, 2006 through March 31, 2009 (herein called "Base Rent"). Base Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter called "Rent") shall be paid in advance on or before the first (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at 25 First Street, Cambridge MA 02141 Attention: Controller, or such other address and/or persons as may be designated in writing by Sublandlord.

        B. Additional Rent. All monies other than Base Rent required to be paid
           ---------------
by Subtenant under this Sublease, including without limitation, all amounts payable by Sublandlord under Article 15 of the Prime Lease shall be deemed additional rent (herein called "Additional Rent"). Subtenant acknowledges that Sublandlord is required to pay to Master Landlord its Proportionate Share of "Real Estate Taxes" and as well for Tenant's charges for "Utilities" and for "Operating Fund Payments" and estimated payments thereof under the Prime Lease. In addition to all other Additional Rent set forth in this Sublease, Subtenant shall pay to Sublandlord as Additional Rent hereunder all of such Real Estate Taxes, Utility Charges, Operating Fund Payments and estimated payments thereof payable by Sublandlord to Master Landlord. Such amounts (including estimated payments thereof) shall be payable by Subtenant no later than the dates the same are due under the Prime Lease. Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, Subtenant shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Prime Lease or the Subleased Premises, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof to the extent applicable to the Subleased Premises.

        C. Direct Expenses. Subtenant shall be liable for and shall pay to
           ---------------
Sublandlord, when due, any and all expenses which are incurred by Subtenant directly in connection with the Subleased Premises and which expenses are not to be paid as Additional Rent. Subtenant shall provide simultaneous notification to Sublandlord of any request to the Master Landlord for any of the additional services contemplated under the Prime Lease and shall be responsible for and shall pay to Sublandlord within ten (10) days of notification thereof by Sublandlord any and all charges for any such services that accrue against Sublandlord.

        D. Prepayment of Rent. Upon execution hereof by Subtenant, Subtenant
           ------------------
shall pay to Sublandlord the sum of eighty six thousand six hundred twenty five dollars ($86,625), which shall constitute payment of Base Rent for the first
(1st) month and one half (1/2) month of the Term when Base Rent is due and payable after the Base Rent Abatement period.

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          E.   Base Rent Abatement. The first three (3) months of Base Rent
               -------------------
shall be abated in the amount of one hundred seventy three thousand two hundred fifty dollars ($173,250) (herein called the "Base Rent Abatement") during the period commencing on the Commencement Date (herein this paragraph also called "monthly calendar date") and ending on a date which is the third (3rd) monthly anniversary of such monthly calendar date The aforesaid Base Rent Abatement shall be void in the event Subtenant shall be in default under this Sublease, or under the Prime Lease, beyond any applicable grace or cure period(s), if any. In such event, Base Rent shall be due in full.

     5.   Security Deposit:
          ----------------

          A.   Money Deposit. Upon execution hereof, Subtenant shall deposit
               -------------
with Sublandord, the sum of three hundred seventy one thousand six hundred forty four dollars and fifty cents ($371,644.50) (six months' average base rent) (the "Security Deposit) in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant fails to pay Rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, then after the expiration of any applicable cure period(s), if any, applicable to Subtenant only, Sublandlord may unconditionally draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then Subtenant, within ten (10) days after demand by Sublandlord therefor, shall deposit cash with Sublandlord in the amount required to restore the Security Deposit to the full amount stated above. Sublandlord shall keep the Security Deposit in a segregated account. Subtenant shall not be entitled to interest on the Security Deposit. Within forty-five (45) days after the expiration of this Sublease and Subtenant's vacation of the Subleased Premises, provided Subtenant is not in default under the terms of this Sublease, Sublandlord shall return to Subtenant so much of the Security Deposit as has not been applied by Sublandlord pursuant to this Paragraph, or which is not otherwise required to cure Subtenant's defaults. It is understood and agreed that the full amount of the Security Deposit (i.e., three hundred seventy one thousand six hundred forty four dollars and fifty cents ($371,644.50)) shall be in effect until February 1, 2005 and there after said full amount of the Security Deposit shall decline by sixty one thousand nine hundred forty dollars and seventy five cents ($61,940.75) (herein called "Security Deposit Reduction Amount") on February 1, 2006, and then again by said Security Deposit Reduction Amount on February 1, 2007 and then again by said Security Deposit Reduction Amount on February 1, 2008; however, in no event shall the full amount of the Security Deposit after February 1, 2008 be less than one hundred eighty five thousand eight hundred twenty two dollars and twenty five cents ($185,822.25). Said Security Deposit Reduction Amounts shall be promptly remitted to Subtenant within fifteen (15) days after Subtenant's written demand therefore to Sublandlord.

     6.   B.   Letter of Credit Deposit. In lieu of depositing cash pursuant to
               ------------------------
the previous paragraph, Subtenant may deliver to Sublandlord an unconditional and irrevocable letter of credit in favor of Sublandlord, in a form satisfactory to Sublandlord, drawn upon a bank as Sublandlord may approve, for the principal sum of three hundred seventy one thousand six hundred forty four dollars and 50/100 ($371,644.50) (six months' average base rent) as security for the faithful performance and observance by Subtenant of the terms, provisions, and conditions of this Sublease. So long as Subtenant is not in default under any of the terms, provisions, and conditions of this Sublease, Sublandlord will return the letter of credit to Subtenant, and it may be canceled at the expiration of this Sublease, or at any earlier termination of this Sublease due solely to Sublandlord's default under the Prime Lease and not due to Subtenant in whole, or in part, in any manner or form. If the term of any letter of credit held by Sublandlord will expire prior to the expiration date of the term of this Sublease, and it is not extended, or a new letter of credit, in a form satisfactory to Sublandlord, for an extended period of time, is not substituted at least sixty (60) days prior to the expiration date of the letter of credit, then Sublandlord may make demand for the principal amount of the letter of credit and hold such funds in accordance with this paragraph until the expiration date of term of this Sublease. At any time that Subtenant is in default under the terms of this Sublease, then after the expiration of any applicable cure period(s), if any, applicable to Subtenant only, Sublandlord may make demand for the principal amount of the letter of credit, and hold such funds for the balance of the term in accordance with this paragraph. It is understood and agreed that the full amount of the letter of credit (i.e., three hundred seventy one thousand six hundred forty four dollars and fifty cents ($371,644.50)) shall be in effect until February 1, 2005 and there after said full amount of the letter of credit shall decline by sixty one thousand nine hundred forty dollars and seventy five cents ($61,940.75) (herein called "LOC Reduction Amount") on February 1, 2006, and then again by said LOC Reduction Amount on February 1, 2007 and then again by said LOC Reduction on February 1, 2008; however, in no event shall the full amount of the letter of credit after February 1, 2008 be less than one hundred eighty five thousand eight hundred twenty two dollars and twenty five cents ($185,822.25).

     7.   Late Charge: If Subtenant fails to pay Sublandlord any amount due
          -----------
hereunder on or before the date when such payment is due, Subtenant shall pay to Sublandlord upon demand a late charge equal to five percent (5%) of the delinquent amount. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense that Sublandlord will incur in processing each delinquent payment. Sublandlord's acceptance of any interest or late charge shall not waive Subtenant's default in failing to pay the delinquent amount nor prevent Sublandlord from exercising any of Sublandlord's other rights and remedies granted by this Sublease.

     8.   Holdover: Sublandlord acknowledges that Subtenant and Master Landlord
          --------
have independently entered into a certain contemporaneous Consent To Sublease Agreement dated as of January 31, 2002 and a certain contemporaneous Recognition Nondisturbance Agreement dated as of January 31, 2002, wherein Subtenant and Master Landlord have agreed to extend the term of the Prime Lease from April 1, 2009 through March 31, 2012 (said Prime Lease, as extended, therein and herein called "NDA Lease") on certain conditions precedent. Subtenant nonetheless acknowledges that the Termination Date of the Prime Lease is March 31, 2009 and that it is critical that Subtenant surrender the Subleased Premises on or before the Expiration Date of this Sublease in accordance with the terms of this Sublease, in the event the NDA Lease is not effective. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant's failure to surrender the Subleased Premises on the Expiration Date in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Subleased Premises by Sublandlord occasioned by the holdover of the Subleased Premises by

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Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to three (3) times Base Rent and Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder.

     9.  Master Landlord Obligations: The parties acknowledge and agree that
         ---------------------------
Subtenant is subleasing the Subleased Premises on an "AS IS" "WHERE IS" and "WITH ALL FAULTS" basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant's intended use. Notwithstanding the foregoing sentence, Sublandlord represents to Subtenant that, to the best of Sublandlord's actual knowledge, Sublandlord has not introduced any hazardous materials in violation of laws into the Subleased Premises. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, replacements, improvements or repairs to the Subleased Premises, including, without limitation, any improvement, replacement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). In addition, Sublandlord shall have no obligation to perform any repairs, replacements or any other obligation(s) of Master Landlord required to be performed by Master Landlord under the terms of the Prime Lease (including, without limitation, Master Landlord's obligations under Articles 7, 8, 9, 11, 12, 13, 14, 17, 18 of the Prime Lease). Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance. Subtenant expressly waives any rights it may have to make repairs and/or replacements at the expense of Sublandlord. In connection with the foregoing, Subtenant shall nonetheless otherwise have the right to independently enforce and/or cure Master Landlord's obligation(s) pursuant to the Prime Lease, subject nonetheless to the terms and provisions of the Consent to Sublease dated as of January 31, 2002, without the need to notify Sublandlord of any such enforcement and/or cure; provided however, that in connection with any such enforcement and/or cure that (1) Subtenant unconditionally indemnifies Sublandlord and unconditionally holds Sublandlord harmless from and against any and all claims for damage, injury, loss of life, as well as for any damages, injuries, losses, liabilities, judgments, causes of action, costs, and fees (including but not limited to reasonable attorney's fees and expenses) arising out of, related to, or in connection with any such enforcement(s) and/or cure(s) instituted by Subtenant, its employee(s), agent(s) or contractor(s) or invitee(s) and (2) Subtenant unconditionally releases Sublandlord from any obligation(s), either expressed or implied, for the performance of such matter(s), either expressed or implied, under the terms and provisions of this Sublease, if applicable, and/or under the Prime Lease, if applicable.

     10. Right to Cure Defaults: If Subtenant fails to pay any sum of money to
         ----------------------
Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate allowable under law (herein called the "Interest Rate") from the date of the expenditure until repaid.

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     11. Indemnity: Except to the extent caused by the gross negligence or
         ---------
willful misconduct of Sublandlord, its agents, employees or contractors, and/or except to the extent caused by the gross negligence or willful misconduct of Master Landlord, its agents, employees or contractors, Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold harmless Sublandlord and its agents, employees, directors, shareholders, contractors and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees and costs), caused by or arising in connection with: (i) the use, occupancy, operation or condition of the Subleased Premises from and after the Commencement Date ; (ii) the negligence or willful misconduct or malfeasance of Subtenant or its agents, employees, contractors or invitees from and after the Commencement Date; and (iii) a breach of Subtenant's obligations under this Sublease or the provisions of the Prime Lease, from and after the Commencement Date. The covenants under this Paragraph shall survive termination of this Sublease.

             Except to the extent caused by the acts, omissions, negligence, malfeasance or misconduct of Master Landlord, its agents, employees or contractors, and/or except to the extent caused by the acts, omissions, negligence, malfeasance or misconduct of Subtenant, or its agents, employees, contractors or invitees, Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant, protect and hold harmless Subtenant and its agents, employees, directors, shareholders, contractors and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees and costs), caused by or arising in connection with: (i) the use, occupancy, operation or condition of the Subleased Premises prior to the Commencement Date ; (ii) the gross negligence or willful misconduct or malfeasance of Sublandord or its agents, employees, contractors or invitees ; and (iii) a breach of Sublandlord's obligations under this Sublease or the provisions of the Prime Lease. The covenants under this Paragraph shall survive termination of this Sublease

     12. Assignment and Subletting: Subject to the terms of Article 10 of the
         -------------------------
Prime Lease, as modified by this Sublease, Subtenant may not assign any interest in this Sublease, sublet any of the Subleased Premises, mortgage, pledge, license, encumber or otherwise transfer (whether voluntarily or by operation of law) any interest of Subtenant therein or permit any use or occupancy of the Subleased Premises by another party (herein called collectively, "Transfer"), without the prior written consent of Sublandlord and Master Landlord or offer or advertise for subletting or other Transfer, without the prior written consent of Sublandlord in every case. When the consent of Sublandlord is required and/or stipulated, then such consent shall not be unreasonably withheld, delayed or conditioned by Sublandlord and shall be delivered by Sublandlord to Subtenant within fifteen days after any written request of Subtenant, in any such instance. Consent to one Transfer, or event, shall not be deemed to be consent to any subsequent Transfer or event. Any Transfer or event without such consent shall be void and, at the option of Sublandlord, shall terminate this Sublease. Sublandlord's waiver or consent to any assignment, subletting, Transfer or any event requiring Sublandlord's prior consent shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. In addition to any fees and costs required to be paid under the Prime Lease in the event of a Transfer, Subtenant shall reimburse Sublandlord for all costs incurred by Sublandlord, including, without

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limitation, reasonable attorneys' fees, in connection with evaluating any request for consent to a Transfer and preparing related documentation incurred directly by Sublandlord.

     13. Use:
         ---

            A. Subtenant may use the Subleased Premises for general office purposes and biomedical, biotechnology and/or pharmaceutical research and development, which may include the use of any hazardous or flammable materials used ancillary thereto, provided that any and all such materials shall be handled in accordance with accepted biomedical/biotechnology/pharmaceutical industry standards, and insurance requirements, but nonetheless in compliance with all applicable laws and regulations, and for no other purpose whatsoever.

            B. Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Sublandlord or Master Landlord.

     14. Effect of Conveyance: As used in this Sublease, the term "Sublandlord"
         --------------------
means the holder of the Tenant's interest under the Prime Lease. In the event of any assignment or transfer of the Tenant's interest under the Prime Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's discretion, but nonetheless with Subtenant's prior written consent, such written consent of Subtenant not to be unreasonably withheld, delayed or conditioned and to be delivered by Subtenant to Sublandlord within fifteen days after any written request of Sublandlord, in any such instance; provided, however, that such consent of Subtenant shall not be required for any assignment, subletting or other transfer (i) to any parent, subsidiary or affiliate of Sublandlord or of Sublandlord's parent corporation or (ii) to any successor to Sublandlord or to Sublandlord's parent corporation, by way of merger, reorganization, consolidation, corporate restructuring, sale of assets, sale of capital stock or the like. Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder after the effective date of such assignment, subletting or transfer, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder after the effective date of such assignment, subletting or transfer. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Tenant's interest under the Prime Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

     15. Delivery and Acceptance: Sublandlord shall deliver the Subleased
         -----------------------
Premises in their "AS IS", "WHERE IS" and "WITH ALL FAULTS" condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever; provided, however, that Rent shall abate until Sublandlord delivers possession of the Subleased Premises to Subtenant. In addition, it is agreed that for each day after February 15, 2002 that the Subleased Premises are not delivered by Sublandlord to Subtenant, then Subtenant shall be entitled to an additional Rent abatement (meaning the same shall consist of Base Rent and Additional Rent) of one (1) day for each day of such delay as Subtenant's sole and exclusive remedy both at law and/or in equity. The aforesaid Rent abatement shall be in addition to, and not in any way a substitution of, the Base Rent Abatement granted to Subtenant pursuant to Subsection E. of Article 4. In the event the Subleased Premises are not delivered by Sublandlord to

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Subtenant by March 15, 2002, then Subtenant shall be entitled to terminate this
Sublease on a date no later than April 15, 2002, provided that Subtenant give such written notice of termination no later than March 31, 2002. Subtenant has fully inspected the Subleased Premises and is satisfied with the condition thereof. By taking possession of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in its then-existing, "AS IS", "WHERE IS" and "WITH ALL FAULTS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

          16. Improvements: Subtenant shall not make any alterations,
              ------------
decorations, installations, removals, additions or improvements (herein collectively called "alterations and/or improvements") to the Subleased Premises
(i) without the prior written consent of both Master Landlord and Sublandlord and (ii) except in accordance with the Prime Lease. Sublandlord shall not unreasonably withhold, delay or condition its prior written consent to such alterations and/or improvements by Subtenant. In addition, when Subtenant submits its plans and specifications for such alterations and/or improvements for Sublandlord's approval as provided for above, Sublandlord agrees that it shall, at that time as contemporaneously as is reasonably possible, likewise designate in writing to Subtenant which alterations and/or improvements must be removed by Subtenant at the end of the Sublease term based on Master Landlord's written consent and removal directions and/or reservations, and Sublandlord may require certain removal(s) of any such alterations and/or improvements to the Subleased Premises, in accordance with the terms and provisions of the Prime Lease and/or this Sublease, and/or as Sublandlord may reasonably direct, at the end of the term of this Sublease in the event the NDA Lease is not effective, or at the earlier termination of this Sublease, and/or in the event Master Landlord so indicates to Sublandlord that Master Landlord requires, or required, such removal(s). Sublandlord acknowledges that Subtenant and Master Landlord have independently entered into a certain contemporaneous Consent to Sublease Agreement dated as of January 31, 2002 and a certain contemporaneous Recognition Nondisturbance and Attornment Agreement dated as of January 31, 2002 wherein Subtenant and Master Landlord have agreed to extend the term of the Prime Lease from April 1, 2009 through to March 31, 2012 (said Prime Lease, as extended, therein and herein called "NDA Lease") on certain conditions precedent.

          17. Telephone and Furniture

          (A) Use of Telephone System: During the Term hereof, Subtenant shall
              -----------------------
be entitled to use in the Subleased Premises telephone system (the Telephone System") set forth on Exhibit A attached hereto at no additional rent to Subtenant. Subtenant shall accept the Telephone System in their "AS IS", "WHERE IS" and "WITH ALL FAULTS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto. Subtenant shall not remove the Telephone System from the Subleased Premises but shall be permitted to modify or alter the same, provided the value of the Telephone System is not diminished. Subtenant shall maintain the same in as good condition pr better, as of the Commencement Date. Upon the Expiration Date or earlier termination of this Sublease for any reason other than a default by Subtenant under the Sublease or a default under the Prime Lease caused by Subtenant, Sublandlord shall sell to Subtenant and Subtenant shall purchase from Sublandlord the Telephone System for the purchase price of One Dollar ($1.00). In selling such Telephone System to Subtenant, Sublandlord makes no warranties or representations

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whatsoever regarding the Telephone System and expressly excludes any such warranty or representation, either express or implied, as to the manufacture, fitness, merchantability, quality, condition, capacity, suitability, or fitness for a particular purpose of the Telephone System. The Telephone System shall be so sold to Subtenant in their "AS IS" and "WHERE IS" condition, with all faults and defects.

     (B) Sale of Furniture: Contemporaneously with the delivery of the Subleased Premises by Sublandord to Subtenant, Sublandlord shall sell to Subtenant all those certain items of furniture and personal property in the Subleased Premises as set forth on Exhibit B attached hereto (herein called
                                   ---------
"Personal Property/Furniture"). Subtenant shall accept said Personal Property/Furniture in their "AS IS", "WHERE IS" and "WITH ALL FAULTS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto. Sublandlord shall sell to Subtenant and Subtenant shall purchase from Sublandlord said Personal Property/Furniture for the purchase price of One Dollar ($1.00) pursuant to that Bill of Sale attached to Exhibit B. In selling such Personal Property/Furniture to Subtenant, Sublandlord makes no warranties or representations whatsoever regarding the Personal Property/Furniture and expressly excludes any such warranty or representation, either express or implied, as to the manufacture, fitness, merchantability, quality, condition, capacity, suitability, or fitness for a particular purpose of the Furniture. The Furniture shall be so sold to Subtenant in their "AS IS" and "WHERE IS" condition, with all faults and defects.

     18.  Release and Waiver of Subrogation: Notwithstanding anything to the
          ---------------------------------
contrary in this Sublease, Sublandlord and Subtenant hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk that normally would be insured against under any property insurance policy required to be carried by either party. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its reasonable efforts to cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Prime Lease. The obligations of Sublandlord shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

     19.  Insurance: Subtenant shall obtain and keep in full force and effect,
          ---------
at Subtenant's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Prime Lease. Subtenant shall include Sublandlord and Master Landlord and any other parties required under the Prime Lease as additional insureds, and as insureds if so stipulated by the Prime Lease, in every policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance, and proof of payment, satisfactory to Sublandlord upon Sublandlord's request.

     20.  Default: Subtenant shall be in default of its obligations under this
          -------
Sublease if any of the following events occur:

          A. Subtenant fails to pay any Rent where such failure continues three (3) days after written notice of nonpayment from Sublandlord to Subtenant;

          B. Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach, provided that if Subtenant, having commenced and having used reasonable and diligent efforts, is not able to cure such breach within said fifteen (15) day period, then such period shall be extended so long as Subtenant continues to diligently cure such breach and so long as such instance shall not constitute a default beyond applicable cure period(s) pursuant to said Prime Lease; or

          C. the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within thirty (30) days thereafter;

          D. the appointment of a receiver for a substantial part of the assets of Subtenant;

          E. the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within fifteen (15) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

          F. Subtenant commits any other act or omission that could constitute a default under the Prime Lease or causes Sublandlord to be in default under the Prime Lease

          G. The rejection of this Sublease in a bankruptcy, or similar proceeding, by Subtenant or by operation of law."

     21.  Remedies: In the event of any default by Subtenant, Sublandlord shall
          --------
have all remedies provided to the "Landlord" in the Prime Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

     22.  Surrender: Sublandlord acknowledges that Subtenant and Master Landlord
          ---------
have independently entered into a certain contemporaneous Consent To Sublease Agreement dated as of January 31, 2002 and Recognition Nondisturbance Agreement dated as of January 31, 2002 wherein Subtenant and Master Landlord have agreed to extend the term of the Prime Lease from April 1, 2009 through March 31, 2012 (said Prime Lease, as extended, therein and herein called "NDA Lease") on certain conditions precedent In the event the NDA Lease is not effective, then on or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all improvements and/or alterations constructed by Subtenant in the Subleased Premises which are required to be removed under the terms of this Sublease, and/or the Prime Lease, and shall so surrender the Subleased Premises to Sublandlord in good condition, order and repair, reasonable wear and tear and damage by casualty excepted. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant's removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

     23.  Broker: Sublandlord and Subtenant each represent to the other that
          ------
they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Hunneman Commercial Real Estate Services Worldwide, Inc. of Boston, Massachusetts representing Sublandlord and Insignia ESG, Inc. of Boston, Massachusetts representing Subtenant. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant's actions or dealings with such other agent, broker, salesman, or finder. Sublandlord agrees to indemnify and hold Subtenant harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Sublandlord's actions or dealings with such other agent, broker, salesman, or finder.

     24.  Notices: Unless at least five (5) days' prior written notice is given
          -------
in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the US mail (certified, return-receipt requested, and postage prepaid). The time of the giving of any notice, demand or communication, shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or an agent of the addressee shall refuse to receive any notice given by registered mail or certified mail, or overnight courier services, as above provided or there shall be no person available at the time of delivery thereof to receive any notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. If the sender of any notice shall have been previously notified by the addressee, in the manner herein provided, of a change of address of such addressee, such changed address shall thereafter as to such sender be deemed the Notice Address of such addressee. All notices given to Master Landlord under the Prime Lease shall be considered received only when delivered in accordance with the Prime Lease.


     25.  Other Sublease Terms:
          --------------------

               A.   Incorporation By Reference. Except as set forth below and
                    --------------------------
except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Prime Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to

"Sublandlord" and "Subtenant", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs, restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of "Landlord" under the Prime Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Prime Lease grants to "Tenant" a specified number of days to perform its obligations under the Prime Lease, Subtenant shall have three (3) fewer days (or such shorter period set forth in the Sublease) to perform the obligation, including, without limitation, curing any defaults; (vi) except where expressly provided otherwise herein, with respect to any approval and/or consent required to be obtained from the "Landlord" under the Prime Lease, such approval and/or consent must be obtained from both Master Landlord and Sublandlord, and it is nonetheless expressly agreed that Sublandlord's withholding, delaying and/or conditioning of such approval and/or consent shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord (except to the extent caused by Sublandord's gross negligence or willful misconduct); (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Prime Lease as incorporated herein:

                    (a) the following provisions of the Prime Lease are not incorporated herein:; the words "Except as specifically set forth below in
Section 4.2, `Base Building Upgrades' and" in the first line of Subsection 4.1 of Article 4; Subsection 4.2 of Article 4; the words in the sixth line beginning with "; provided that (a)..." and ending with the words "...limited to the Partial Premises..." in the nineteenth line of said Subsection 4.3 of Article 4; the entire second paragraph of Subsection 4.3 of Article 4; Subsection 6.1 of
Article 6 which detail how and where rent payments are to be made; Subsection
6.2 of Article 6 which deals with the Security Deposit;; Prime Lease with respect to Article 10;

                    (b) any right to abate rent provided to Subtenant through incorporation of the provisions of the Prime Lease shall not exceed the rent actually abated under the Prime Lease with respect to the Subleased Premises.

                    (c) any notice given by Subtenant to Master Landlord pursuant to the terms and provisions of this Sublease, and/or the Prime Lease, shall be simultaneously given to Sublandlord.

               B.   Assumption of Obligations. This Sublease is and at all times
                    -------------------------
shall be subject and subordinate to the Prime Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Prime Lease, as amended by that certain Consent to Sublease dated as of January 31, 2002 and that certain Recognition Nondisturbance and Attornment Agreement, dated as of January 31, 2002; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Prime Lease with respect to the Subleased Premises during the term of this Sublease, except that Subtenant's obligation to pay the monthly amounts of Base Rent during the term of this Sublease is limited to the obligation to pay the monthly amounts of Base Rent specified hereunder this Sublease, as between Sublandord and Subtenant. In the event the Prime Lease is terminated for by reason in whole or in part of any breach or default of Subtenant under this Sublease and/or the Prime Lease, then this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Prime Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

     26. Right to Contest: If Sublandlord does not have the right to contest any
         ----------------
matter in the Prime Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Prime Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

     27. Covenant of Quiet Enjoyment: Subtenant peacefully shall have, hold and
         ---------------------------
enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Subtenant pays all Rent imposed hereunder and otherwise performs all of Subtenant's covenants and agreements contained herein.

     28. Conditions Precedent: Notwithstanding anything to the contrary in this
         --------------------
Sublease, this Sublease and Sublandlord's obligations hereunder (including the obligation to sell the Furniture to Subtenant and use the Telephone System) are conditioned upon Sublandlord's receipt of the written consent, satisfactory to Subtenant, of Master Landlord to this Sublease. If Sublandlord does not receive such consent contemporaneously with execution of this Sublease by Subtenant and Sublandlord, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof, and upon such termination, Sublandlord shall return to Subtenant its payment of the first month's and half Base Rent paid by Subtenant pursuant to Paragraph 4 hereof and the Security Deposit.

     29. Amendment: This Sublease may not be amended except by the written
         ---------
agreement of all parties hereto. The Prime Lease may not be amended, modified, changed or extended in any manner by Subtenant without Sublandlord's prior written consent. In the event that the Prime Lease is extended beyond March 31, 2009, pursuant to any option agreement or similar agreement by and between Master Landlord and Subtenant, then in no event shall Sublandlord be liable for any term extending beyond March 31, 2009. Sublandlord hereby consents to that certain Recognition, Nondisturbance and Attornment agreement dated as of January 31, 2002 by and between Subtenant and Master Landlord (the same being attached hereto as Exhibit C); it being expressly understood that Sublandlord shall not in any event, and shall not under any circumstance, either expressed or implied, be liable for any term extending beyond March 31, 2009

     30. Counterparts: This Sublease may be executed in one (1) or more
         ------------
counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

     30. Memorandum or Notice of Lease Upon request by either party, Sublandlord
     --- -----------------------------
and Subtenant agree to execute a Memorandum or Notice of Lease in recordable form pursuant to applicable state law. Upon the expiration or earlier termination of this Sublease, the party who shall have recorded such Memorandum or Notice of Lease shall promptly execute any necessary instrument and remove the Memorandum or Notice of Lease from the public records, and upon failure to do so, the other party is hereby appointed attorney-in-fact, coupled with an interest, to execute any such instrument in the recording party's name, place and stead..

         31. Estoppel. Sublandlord represents and warrants to Subtenant that as
             --------
of the date of execution hereof (i) to Sublandlord's knowledge, there exists no default under the Prime Lease nor any event which with the giving of notice and/or the passage of time would constitute a default; and (ii) that Master Landlord is holding a letter of credit in the amount of $1,300,000.00 from Sublandlord as a security deposit under the Prime Lease and has not drawn any amounts under such Letter of Credit.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:                                    SUBTENANT:

ART TECHNOLOGY GROUP, INC., a                   ESSENTIAL THERAPEUTICS, INC., a
    Delaware corporation                            Delaware corporation

By:_________________________________            By:_____________________________

Edward Terino, as Chief Financial Officer          Paul J. Mellett, as SVP and
and as its duly authorized signatory,              Chief Financial Officer and
and not individually.                              its duly authorized
                                                   signatory, and not
                                                   individually.


Address:                                        Address:

ART TECHNOLOGY GROUP, INC.                      ESSENTIAL THERAPEUTICS, INC.
25 First Street                                 1365 Main Street
Cambridge, MA                                   Waltham, MA  02451
Attention: Chief Financial Officer              Attn:  Chief Financial Officer

with a copy to:                                 with a copy to:
ART TECHNOLOGY GROUP, INC.                      ESSENTIAL THERAPEUTICS, INC.
25 First Street                                 1365 Main Street
Cambridge, MA                                   Waltham, MA  02451
Attn:  Director, Real Estate & Facilities       Attn: Director, Real Estate &
                                                Facilities
with a copy of default notices to:        with a copy of default notices to:
Holiday Law Firm P.C.                     Palmer & Dodge, LLP
1340 Centre Street, Suite 212             111 Huntington Avenue
Newton Centre, MA 02459                   Boston, MA  02199
Attn: Michael Holiday, Esq.               Attn: Kathryn Murphy, Esq.

and to:                                   and to:
ART TECHNOLOGY GROUP, INC.                ESSENTIAL THERAPEUTICS, INC.
25 First Street                           1365 Main Street
Cambridge, MA                             Waltham, MA  02451
Attn:  General Counsel                    Attn:  General Counsel

                                   ADDENDUM A
                                   ----------

                                TELEPHONE SYSTEM
                                ----------------

                                   ADDENDUM B
                                   ----------

                           PERSONAL PROPERTY/FURNITURE

                                    ADDENDUM C
                                    ----------

                  RECOGNTION NONDISTUBANCE ATTORNMENT AGREEMENT
                          DATED AS OF JANUARY 31, 2002

         See attached Exhibit NDA consisting of five (5) pages hereafter

                                   SCHEDULE A
                                   -----------

                              See Attached Copy of

                                   Prime Lease
                       consisting of forty four (44) pages

                                       and

                                       its
                              Amendment Number One
                           consisting of two (2) pages

                     together collectively the "Prime Lease"